Exhibit 99.1
CRITEO REPORTS RECORD FIRST QUARTER 2024 RESULTS

Deployed $62 Million to Repurchase Shares in Q1 2024
Raises Full Year 2024 Outlook

NEW YORK - May 2, 2024 - Criteo S.A. (NASDAQ: CRTO) ("Criteo" or the "Company"), the commerce media company, today announced financial results for the first quarter ended March 31, 2024.

First Quarter 2024 Financial Highlights:

The following table summarizes our consolidated financial results for the three months ended March 31, 2024:

	Three Months Ended
	March 31,
	2024	2023	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$450	$445	1%
Gross Profit	$217	$182	20%
Net Income (loss)	$9	$(12)	171%
Gross Profit margin	48%	41%	7 ppt
Diluted EPS	$0.12	$(0.21)	157%
Cash from operating activities	$14	$42	(67)%
Cash and cash equivalents	$267	$306	(13)%

Non-GAAP Results[1]
Contribution ex-TAC	$254	$221	15%
Adjusted EBITDA	$71	$39	83%
Adjusted diluted EPS	$0.80	$0.50	60%
Free Cash Flow (FCF)	$1	$9	(91)%
FCF / Adjusted EBITDA	1%	23%	(22) ppt

“We are proud to be the leading AdTech player in Retail Media and the platform of choice for performance-based targeting, which, we believe, will drive sustainable growth and shareholder value,” said Megan Clarken, Chief Executive Officer of Criteo. “I am thrilled to report a record start to the year, and I am confident that we will continue to build on this momentum.”

Operating Highlights

•Retail Media Contribution ex-TAC grew 34% year-over-year at constant currency2 and same-retailer Contribution ex-TAC3 retention for Retail Media was 136%.
•We expanded our platform adoption to 2,700 brands and close to 225 retailers and marketplaces, including Ticketmaster. We also expanded our partnership with Walmart Connect in Guatemala, Costa Rica, Nicaragua, Honduras, and El Salvador.
•We achieved our first accreditation by the Media Rating Council (MRC) for Retail Media measurement.
•Performance Media4 Contribution ex-TAC was up 13% year-over-year at constant currency2.
•Criteo's activated media spend5 was $4.2 billion in the last 12 months and $1.0 billion in Q1 2024, growing 13% year-over-year at constant currency2.
•We deployed $62 million of capital for share repurchases in Q1 2024, and we intend to return $150 million of capital to shareholders in 2024.
•We nominated Ernst Teunissen for election to the Board of directors of the Company at the 2024 Annual Meeting of Shareholders.

___________________________________________________
1 Contribution ex-TAC, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
2 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.
3 Same-retailer Contribution ex-TAC retention is the Contribution ex-TAC generated by clients that were live with us in a given quarter and are still live with us the same quarter in the following year.
4 Beginning with the first quarter of 2024, Criteo changed its segment reporting structure to two reportable segments: Retail Media and Performance Media. See the Form 8-K filed with the SEC on March 4, 2024 for more details.
5 Activated media spend is defined as the media spend activated on behalf of our Retail Media clients and our Performance Media clients.

Financial Summary

Revenue for Q1 2024 was $450 million, gross profit was $217 million and Contribution ex-TAC was $254 million. Net income for Q1 was $9 million, or $0.12 per share on a diluted basis. Adjusted EBITDA for Q1 was $71 million, resulting in an adjusted diluted EPS of $0.80. As reported, revenue for Q1 increased by 1%, gross profit increased 20% and Contribution ex-TAC increased by 15%. At constant currency, revenue for Q1 increased by 3% and Contribution ex-TAC increased by 17%. Cash flow from operating activities was $14 million in Q1 and Free Cash Flow was $1 million in Q1. As of March 31, 2024, we had $289 million in cash and marketable securities on our balance sheet.
Sarah Glickman, Chief Financial Officer, said, “We are raising our full-year 2024 guidance after delivering a record first quarter performance. We are confident in our business strategy and financial strength, which is reflected in the deployment of $62 million of capital for share repurchases in Q1.”

First Quarter 2024 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue increased by 1% year-over-year in Q1 2024, or 3% at constant currency, to $450 million (Q1 2023: $445 million). Gross profit increased by 20% year-over-year in Q1 2024 to $217 million (Q1 2023: $182 million). Gross profit as a percentage of revenue, or gross profit margin, was 48% (Q1 2023: 41%). Contribution ex-TAC in the first quarter increased 15% year-over-year, or increased 17% at constant currency, to $254 million (Q1 2023: $221 million).

•Retail Media revenue increased 34%, or 33% at constant currency, reflecting continued strength in Retail Media onsite. Retail Media Contribution ex-TAC increased 34%, or 34% at constant currency, driven by continued strength in Retail Media onsite, new client integrations and growing network effects of the platform.
•Performance Media revenue was down 2%, or flat at constant currency, and Performance Media Contribution ex-TAC increased 11%, or increased 13% at constant currency, driven by the continued traction of Commerce Audiences as more clients adopt full funnel activation.

Net Income (Loss) and Adjusted Net Income

Net income was $9 million in Q1 2024 (Q1 2023: net loss of $12 million). Net income allocated to shareholders of Criteo was $7 million, or $0.12 per share on a diluted basis (Q1 2023: net loss available to shareholders of $12 million, or $0.21 per share on a diluted basis).

Adjusted net income, a non-GAAP financial measure, was $47 million, or $0.80 per share on a diluted basis (Q1 2023: $28 million, or $0.50 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $71 million, representing an increase of 83% year-over-year (Q1 2023: $39 million). This reflects higher Contribution ex-TAC over the period and effective cost management. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 28% (Q1 2023: 18%).

Operating expenses increased by 1% year-over-year to $207 million (Q1 2023: $205 million), mostly driven by planned growth investments partially offset by cost efficiencies. Non-GAAP operating expenses were flat at $155 million (Q1 2023: $155 million).

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities was $14 million in Q1 2024 (Q1 2023: $42 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, was $1 million in Q1 2024 (Q1 2023: $9 million).

Cash and cash equivalents, and marketable securities, decreased $70 million compared to December 31, 2023 to $289 million, after spending $62 million on share repurchases in the first three months of 2024.

As of March 31, 2024, the Company had total financial liquidity of approximately $805 million, including its cash position, marketable securities, revolving credit facility and treasury shares reserved for M&A.

2024 Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of May 2, 2024.

Fiscal year 2024 guidance:
•We now expect Contribution ex-TAC to grow high-single-digit at constant currency, compared to our previous guidance of mid-single-digit growth at constant currency.
•We now expect an Adjusted EBITDA margin of approximately 31% of Contribution ex-TAC, compared to our previous guidance of 29% to 30% of Contribution ex-TAC.

Second quarter 2024 guidance:
•We expect Contribution ex-TAC between $261 million and $265 million, or year-over-year growth at constant-currency of +10% to +12%.
•We expect Adjusted EBITDA between $70 million and $74 million.

The guidance for the second quarter and fiscal year ending December 31, 2024 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.915, a U.S. dollar-Japanese Yen rate of 149, a U.S. dollar-British pound rate of 0.785, a U.S. dollar-Korean Won rate of 1,342 and a U.S. dollar-Brazilian real rate of 4.95.

The guidance assumes that no additional acquisitions are completed during the second quarter of 2024 or the fiscal year ended December 31, 2024.

Reconciliations of Contribution ex-TAC, Adjusted EBITDA and Adjusted EBITDA margin guidance to the closest corresponding U.S. GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Contribution ex-TAC, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Contribution ex-TAC is a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other costs of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, certain restructuring, integration and transformation costs, and certain acquisition costs. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related assets, certain restructuring, integration and transformation costs, certain acquisition costs, and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate equity awards compensation expense, pension service costs, certain restructuring, integration and transformation costs, and certain acquisition and integration costs. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Contribution ex-TAC to gross profit, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending March 31, 2024 and the year ending December 31, 2024, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, including without limitation uncertainty regarding the timing and scope of proposed changes to and enhancements of the Chrome browser announced by Google, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion (including related to changes in a specific country's or region's political or economic conditions), the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Contribution ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 23, 2024, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, macro-economic conditions including inflation and volatile interest rates in the U.S. have impacted Criteo's business, financial condition, cash flow and results of operations.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, May 2, 2024, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company's website at https://criteo.investorroom.com/ and will subsequently be available for replay.

•United States:         +1 800 836 8184
•International:            +1 646 357 8785
•France                080-094-5120

Please ask to be joined into the "Criteo" call.

About Criteo

Criteo (NASDAQ: CRTO) is the global commerce media company that enables marketers and media owners to drive better commerce outcomes. Its industry leading Commerce Media Platform connects thousands of marketers and media owners to deliver richer consumer experiences from product discovery to purchase. By powering trusted and impactful advertising, Criteo supports an open internet that encourages discovery, innovation, and choice. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Melanie Dambre, m.dambre@criteo.com

Criteo Public Relations
Jessica Meyers, j.meyers@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$266,862	$336,341
Trade receivables, net of allowances of $ 43.1 million and $ 43.3 million at March 31, 2024 and December 31, 2023, respectively	610,676	775,589
Income taxes	1,912	2,065
Other taxes	142,630	109,306
Other current assets	50,131	48,291
Restricted cash - current	75,000	75,000
Marketable securities - current portion	11,226	5,970
Total current assets	1,158,437	1,352,562
Property, plant and equipment, net	116,798	126,494
Intangible assets, net	175,259	180,888
Goodwill	521,198	524,197
Right of Use Asset - operating lease	106,765	112,487
Marketable securities - non current portion	10,811	16,575
Non-current financial assets	5,372	5,294
Other non-current assets	60,221	60,742
Deferred tax assets	51,389	52,680
Total non-current assets	1,047,813	1,079,357
Total assets	$2,206,250	$2,431,919

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$629,634	$838,522
Contingencies - current portion	1,387	1,467
Income taxes	14,693	17,213
Financial liabilities - current portion	4,946	3,389
Lease liability - operating - current portion	31,848	35,398
Other taxes	92,768	66,659
Employee - related payables	123,293	113,287
Other current liabilities	96,410	104,552
Total current liabilities	994,979	1,180,487
Deferred tax liabilities	3,167	1,083
Defined benefit plans	4,357	4,123
Financial liabilities - non current portion	76	77
Lease liability - operating - non current portion	80,059	83,051
Contingencies - non current portion	32,625	32,625
Other non-current liabilities	18,388	19,082
Total non-current liabilities	138,672	140,041
Total liabilities	1,133,651	1,320,528
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 61,181,001 and 61,165,663 shares authorized, issued and outstanding at March 31, 2024 and December 31, 2023, respectively.	2,024	2,023
Treasury stock, 6,617,119 and 5,400,572 shares at cost as of March 31, 2024 and December 31, 2023 , respectively.	(204,363)	(161,788)
Additional paid-in capital	797,492	769,240
Accumulated other comprehensive income (loss)	(96,763)	(85,326)
Retained earnings	543,092	555,456
Equity - attributable to shareholders of Criteo S.A.	1,041,482	1,079,605
Non-controlling interests	31,117	31,786
Total equity	1,072,599	1,111,391
Total equity and liabilities	$2,206,250	$2,431,919

CRITEO S.A.
Consolidated Statement of Operations
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended
	March 31,
	2024	2023	YoY change

Revenue	$450,055	$445,016	1%

Cost of revenue
Traffic acquisition cost	(196,167)	(224,398)	13%
Other cost of revenue	(36,665)	(39,109)	6%

Gross profit	217,223	181,509	20%

Operating expenses:
Research and development expenses	(66,858)	(63,590)	(5)%
Sales and operations expenses	(92,842)	(101,242)	8%
General and administrative expenses	(47,169)	(40,170)	(17)%
Total Operating expenses	(206,869)	(205,002)	(1)%
Income (loss) from operations	10,354	(23,493)	144%
Financial and Other income	1,181	6,827	(83)%
Income (loss) before taxes	11,535	(16,666)	169%
Provision for income tax (expense) benefit	(2,969)	4,595	(165)%
Net income (loss)	$8,566	$(12,071)	171%

Net income (loss) available to shareholders of Criteo S.A.	$7,244	$(11,809)	161%
Net income (loss) available to non-controlling interests	$1,322	$(262)	605%

Weighted average shares outstanding used in computing per share amounts:
Basic	55,149,622	56,256,082	(2)%
Diluted	59,332,882	56,256,082	5%

Net income (loss) allocated to shareholders per share:
Basic	$0.13	$(0.21)	162%
Diluted	$0.12	$(0.21)	157%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2024	2023	YoY Change
Net income (loss)	$8,566	$(12,071)	171%
Non-cash and non-operating items	60,161	31,947	88%
- Amortization and provisions	25,235	27,311	(8)%
- Equity awards compensation expense (1)	27,292	25,168	8%
- Net (gain) or loss on disposal of non-current assets	—	(8,790)	100%
- Change in uncertain tax positions	882	(60)	NM
- Net change in fair value of Earn-out	3,237	86	NM
- Change in deferred taxes	3,174	(12,297)	126%
- Change in income taxes	(2,255)	(137)	NM
- Other	2,596	666	290%
Changes in working capital related to operating activities	(54,710)	22,088	(348)%
- (Increase) / Decrease in trade receivables	158,056	164,120	(4)%
- Increase / (Decrease) in trade payables	(201,921)	(145,011)	(39)%
- (Increase) / Decrease in other current assets	(36,857)	(13,594)	(171)%
- Increase / (Decrease) in other current liabilities	26,734	16,666	60%
- Change in operating lease liabilities and right of use assets	(722)	(93)	(676)%
CASH FROM (USED FOR) OPERATING ACTIVITIES	14,017	41,964	(67)%
Acquisition of intangible assets, property, plant and equipment	(13,293)	(37,195)	64%
Change in accounts payable related to intangible assets, property, plant and equipment	69	3,976	(98)%
Payment for business, net of cash acquired	(527)	(6,500)	92%
Proceeds from disposition of investment	—	9,625	(100)%
Change in other non-current financial assets	(148)	(6,008)	98%
CASH FROM (USED FOR) INVESTING ACTIVITIES	(13,899)	(36,102)	62%
Proceeds from exercise of stock options	395	1,266	(69)%
Repurchase of treasury stocks	(62,143)	(51,030)	(22)%
Cash payment for contingent consideration	—	(22,025)	100%
Change in other financing activities	(432)	(428)	(1)%
CASH FROM (USED FOR) FINANCING ACTIVITIES	(62,180)	(72,217)	14%
Effect of exchange rates changes on cash and cash equivalents	(7,333)	(1,182)	(520)%
Net increase (decrease) in cash and cash equivalents and restricted cash	(69,395)	(67,537)	(3)%
Net cash and cash equivalents and restricted cash at beginning of period	411,257	448,200	(8)%
Net cash and cash equivalents and restricted cash at end of period	$341,862	$380,663	(10)%

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(1,168)	$(7,900)	85%
Cash paid for interest	$(327)	$(616)	47%

(1) Share-based compensation expense according to ASC 718 Compensation - stock compensation accounted for $26.8 million million and $24.7 million of equity awards compensation expense for the quarters ended March 31, 2024 and 2023, respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2024	2023	YoY Change

CASH FROM (USED FOR) OPERATING ACTIVITIES	$14,017	$41,964	(67)%
Acquisition of intangible assets, property, plant and equipment	(13,293)	(37,195)	64%
Change in accounts payable related to intangible assets, property, plant and equipment	69	3,976	(98)%
FREE CASH FLOW (1)	$793	$8,745	(91)%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Contribution ex-TAC to Gross Profit
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2024	2023	YoY Change

Gross Profit	217,223	181,509	20%

Other Cost of Revenue	36,665	39,109	(6)%

Contribution ex-TAC (1)	$253,888	$220,618	15%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Segment Information
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
Segment	2024	2023	YoY Change	YoY Change at Constant Currency (4)
Revenue
Retail Media (1)	50,872	38,021	34%	33%
Performance Media (2)	$399,183	$406,995	(2)%	—%
Total	450,055	445,016	1%	3%

Contribution ex-TAC
Retail Media	50,169	37,352	34%	34%
Performance Media	203,719	183,266	11%	13%
Total (3)	$253,888	$220,618	15%	17%

(1) The Retail Media Platform, introduced in June 2020, is a strategic building block of Criteo’s Commerce Media Platform and is reported under the retail media segment. It is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions were accounted for on a gross basis. Most clients using Criteo’s legacy Retail Media solutions transitioned to this platform by the end of 2022. During the transition period, Revenue declined but Contribution ex-TAC margin increased. Contribution ex-TAC was not impacted by this transition.
(2) Beginning with the first quarter of 2024, Criteo changed its segment reporting structure to two reportable segments: Retail Media and Performance Media. See the Form 8-K filed with the SEC on March 4, 2024 for more details.
(3) Refer to the Non-GAAP Financial Measures section of this filing for a definition of the Non-GAAP metric.
(4) Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2024	2023	YoY Change
Net income (loss)	$8,566	$(12,071)	171%
Adjustments:
Financial (Income) expense	(1,181)	(6,606)	82%
Provision for income taxes	2,969	(4,595)	165%
Equity awards compensation expense	27,292	26,065	5%
Pension service costs	172	176	(2)%
Depreciation and amortization expense	24,918	25,320	(2)%
Acquisition-related costs	—	832	(100)%
Restructuring, integration and transformation costs	7,943	9,602	(17)%
Total net adjustments	62,113	50,794	22%
Adjusted EBITDA (1)	$70,679	$38,723	83%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2024	2023	YoY Change
Research and Development expenses	$(66,858)	$(63,590)	(5)%
Equity awards compensation expense	14,594	16,336	(11)%
Depreciation and Amortization expense	12,328	10,326	19%
Pension service costs	91	92	(1)%
Acquisition-related costs	—	404	(100)%
Restructuring, integration and transformation costs	471	874	(46)%
Non GAAP - Research and Development expenses	(39,374)	(35,558)	(11)%
Sales and Operations expenses	(92,842)	(101,242)	8%
Equity awards compensation expense	5,727	4,740	21%
Depreciation and Amortization expense	3,233	2,816	15%
Pension service costs	26	28	(7)%
Acquisition-related costs	—	—	NM
Restructuring, integration and transformation costs	494	4,734	(90)%
Non GAAP - Sales and Operations expenses	(83,362)	(88,924)	6%
General and Administrative expenses	(47,169)	(40,170)	(17)%
Equity awards compensation expense	6,971	4,989	40%
Depreciation and Amortization expense	453	520	(13)%
Pension service costs	55	56	(2)%
Acquisition-related costs	—	428	(100)%
Restructuring, integration and transformation costs	6,978	3,994	75%
Non GAAP - General and Administrative expenses	(32,712)	(30,183)	(8)%
Total Operating expenses	(206,869)	(205,002)	(1)%
Equity awards compensation expense	27,292	26,065	5%
Depreciation and Amortization expense	16,014	13,662	17%
Pension service costs	172	176	(2)%
Acquisition-related costs	—	832	(100)%
Restructuring, integration and transformation costs	7,943	9,602	(17)%
Total Non GAAP Operating expenses (1)	(155,448)	(154,665)	(1)%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income (Loss)
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended
	March 31,
	2024	2023	YoY Change

Net income (loss)	$8,566	$(12,071)	171%
Adjustments:
Equity awards compensation expense	27,292	26,065	5%
Amortization of acquisition-related intangible assets	8,679	8,533	2%
Acquisition-related costs	—	832	(100)%
Restructuring, integration and transformation costs	7,943	9,602	(17)%
Tax impact of the above adjustments (1)	(4,988)	(4,949)	(1)%
Total net adjustments	38,926	40,083	(3)%
Adjusted net income(2)	$47,492	$28,012	70%

Weighted average shares outstanding
- Basic	55,149,622	56,256,082
- Diluted	59,332,882	56,256,082

Adjusted net income per share
- Basic	$0.86	$0.50	72%
- Diluted	$0.80	$0.50	60%

(1) We consider the nature of the adjustment to determine its tax treatment in the various tax jurisdictions we operate in. The tax impact is calculated by applying the actual tax rate for the entity and period to which the adjustment relates.
(2) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Constant Currency Reconciliation(1)
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2024	2023	YoY Change

Gross Profit as reported	$217,223	$181,509	20%

Other cost of revenue as reported	(36,665)	(39,109)	6%

Contribution ex-TAC as reported(2)	253,888	220,618	15%
Conversion impact U.S. dollar/other currencies	3,722	—
Contribution ex-TAC at constant currency	257,610	220,618	17%

Traffic acquisition costs as reported	(196,167)	(224,398)	13%
Conversion impact U.S. dollar/other currencies	(2,509)	—
Traffic acquisition costs at constant currency	(198,676)	(224,398)	11%

Revenue as reported	450,055	445,016	1%
Conversion impact U.S. dollar/other currencies	6,231	—
Revenue at constant currency	$456,286	$445,016	3%

(1) Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.

(2) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Information on Share Count
(unaudited)

	Three Months Ended
	2024	2023
Shares outstanding as at January 1,	55,765,091	57,263,624
Weighted average number of shares issued during the period	(615,469)	(1,007,542)
Basic number of shares - Basic EPS basis	55,149,622	56,256,082
Dilutive effect of share options, warrants, employee warrants - Treasury method	4,183,260	—
Diluted number of shares - Diluted EPS basis	59,332,882	56,256,082

Shares issued as at March 31, before Treasury stocks	61,181,001	63,316,696
Treasury stocks as of March 31,	(6,617,119)	(7,323,153)
Shares outstanding as of March 31, after Treasury stocks	54,563,882	55,993,543
Total dilutive effect of share options, warrants, employee warrants	8,851,780	9,709,019
Fully diluted shares as at March 31,	63,415,662	65,702,562

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022

Clients	(5)%	(2)%	17,767	18,197	18,423	18,646	18,679	18,990	19,008	18,911	18,764

Revenue	1%	(21)%	450,055	566,302	469,193	468,934	445,016	564,425	446,921	495,090	510,567
Americas	5%	(29)%	198,365	280,597	213,607	204,755	188,288	281,806	201,274	213,340	194,847
EMEA	2%	(14)%	162,842	189,291	164,890	158,215	160,214	185,125	150,915	176,867	193,954
APAC	(8)%	(8)%	88,848	96,414	90,696	105,964	96,514	97,494	94,732	104,883	121,766

Revenue	1%	(21)%	450,055	566,302	469,193	468,934	445,016	564,425	446,921	495,090	510,567
Retail Media	34%	(34)%	50,872	76,583	49,813	44,590	38,021	59,801	41,170	54,667	46,679
Performance Media	(2)%	(18)%	399,183	489,719	419,380	424,344	406,995	504,624	405,751	440,423	463,888

TAC	13%	22%	(196,167)	(249,926)	(223,798)	(228,717)	(224,398)	(281,021)	(233,543)	(280,565)	(293,650)
Retail Media	(5)%	71%	(703)	(2,429)	(1,377)	(1,072)	(669)	(2,719)	(4,277)	(18,111)	(15,850)
Performance Media	13%	21%	(195,464)	(247,497)	(222,421)	(227,645)	(223,729)	(278,302)	(229,266)	(262,454)	(277,800)

Contribution ex-TAC (1)	15%	(20)%	253,888	316,376	245,395	240,217	220,618	283,404	213,378	214,525	216,917
Retail Media	34%	(32)%	50,169	74,154	48,436	43,518	37,352	57,082	36,893	36,556	30,829
Performance Media	11%	(16)%	203,719	242,222	196,959	196,699	183,266	226,322	176,485	177,969	186,088

Cash flow from operating activities	(67)%	(91)%	14,017	161,340	19,614	1,328	41,964	125,455	41,628	13,972	74,930

Capital expenditures	(60)%	(33)%	13,224	19,724	15,849	45,519	33,219	14,522	20,307	15,452	5,564

Net cash position	(10)%	(17)%	341,862	411,257	269,857	298,183	380,663	448,200	407,323	562,546	589,343

Headcount	(2)%	—%	3,559	3,563	3,487	3,514	3,636	3,716	3,537	3,146	2,939

Days Sales Outstanding (days - end of month) (2)	(8) days	8 days	66	58	61	69	74	71	78	76	74

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

(2) From September 2023, we have included Iponweb in our calculation of Days Sales Outstanding. Days Sales Outstanding excluding Iponweb would have been 71 days for the same period.